AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               (NOVEMBER 26, 1997)

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                     DIRECTORS RESOLUTION AMENDING ARTICLES
                                       AND
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                  THE STORM HIGH PERFORMANCE SOUND CORPORATION


     Pursuant to Section 607.1007 of the Florida Statutes, The Storm High Performance Sound Corporation, A Florida corporation (the "Corporation"), certifies that:
(1) The original articles of incorporation of the Corporation were filed by the Department of State on June 12, 1997;

(2) Amended and Restated Articles of Incorporation were duly adopted by the Corporation's Board of Directors on July 22, 1997;

(3) Further Amended and Restated Articles of Incorporation were duly adopted by the Corporation's Board of Directors on November 18, 1997.

     RESOLVED, that the articles of incorporation of the Corporation are amended as follows:

Article V reading as follows: "The Corporation shall have the authority to issue 8,500,000 shares of common stock, par value zero per share.: is amended to read "The Corporation shall have the authority to issue 50,000,000 shares, par value $.0001 per share."

FURTHER RESOLVED, that on November 18, 1997, shareholders being collectively the holders of not less than a majority of the outstanding shares entitled to vote with respect to this amendment have waived notice and consented to this amendment; and

FURTHER RESOLVED, that submission of a proposed amendment to each shareholder at an annual or special meeting is unnecessary.

There are no discrepancies between the provisions of the Articles of Incorporation, as amended, and the provisions of these Amended and Restated Articles of Incorporation other than the inclusion of the foregoing amendments, which were adopted pursuant to Section 607.1003, Florida Statutes, and the omission of matters of historical interest.
The text of the Articles of Incorporation of the Corporation is restated with the amendment described above, effective as of the date of filing with the Department of State, to read as follows:

Article  I.  Name

The  name  of  this  Florida  corporation  is:
The  Storm  High  Performance  Sound  Corporation

Article  II.  Address

The  mailing  address  of  the  Corporation  is:
The  Storm  High  Performance  Sound  Corporation
Law  Firm  of  Larson-Jackson,  P.C.
1275  K  Street  N.W.,  Suite  1101
Washington,  DC  20005

Article  III.  Registered  Agent

The  name  and  address  of  the  registered  agent  of  the  Corporation  is:
Corporate  Creations  Enterprises,  Inc.
4521  PGA  Boulevard  #211
Palm  Beach  Gardens,  FL  33418

Article  IV.  Board  of  Directors

The  name  of  each  member  of  the  Corporation's  Board  of  Directors  is:
Robert  Hannaberry
Loenard  Zacharoff

     The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Article  V.  Capital  Stock

The corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.0001 per share.

Article  VI.  Incorporator

The  name  and  address  of  the  incorporator  is:
Corporate  Creations  International  Inc.
401  Ocean  Drive  #312  (Door  Code  125)
Miami  Beach,  FL  33139-6629

Article  VII.  Corporate  Existence

These Articles of Incorporation shall become effective and the corporate existence will begin on June 12, 1997.

     The undersigned have executed, subscribed and acknowledged these Amended and Restated Articles of Incorporation on November 18, 1997.



                    /s/  Robert  Hannaberry
                    Robert  Hannaberry,  President,  Director,  Shareholder

                    /s/  Leonard  Zacharoff
                    Leonard  Zacharoff,  Director,  Shareholder